UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15d of the Securities Exchange Act of 19345
Date of Report (Date of earliest event reported): January 29, 2009
WILMINGTON TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware	19890

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 651-1000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 2.06	Material Impairments.
Wilmington Trust Corporation’s press release reporting its results of operations and financial condition for the fourth quarter of 2009 was dated January 30, 2009, is attached hereto as Exhibit 99, and is being furnished pursuant to Item 2.02 and filed pursuant to Item 2.06 of Form 8-K to report impairment charges which management determined to take on January 29, 2009.

Item 1.02	Termination of a Material Definitive Agreement.
On January 29, 2009, Wilmington Trust Corporation (the “Company”) terminated its ATM Equity Offering SM Sales Agreement (the “Sales Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”). Pursuant to the Sales Agreement, Merrill Lynch acted as the Company’s sales agent with respect to offering the Company’s common stock, par value $1.00 per share. Under that program, the Company has issued 1,727,300 shares of its common stock with an aggregate sales price of $45.4 million since September 22, 2008. The Company terminated the Sales Agreement in light of the ongoing costs associated with maintaining the program over an extended period of time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION
Date: January 30, 2009	By:	/s/ David R. Gibson
		Name:	David R. Gibson
		Title:	Executive Vice President and Chief Financial Officer (Authorized officer)